UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as specified in its charter)

Bermuda	98-0428969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Montpelier House
94 Pitts Bay Road
Pembroke, HM 08 Bermuda

(Address including zip code of Principal Executive Offices)

Share Option Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

212-590-9200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8 No. 333-103977, originally filed on March 21, 2003 (the “Registration Statement”) by Montpelier Re Holdings Ltd. (the “Company”) registering 2,550,000 of its Common Shares, par value 1/6 cent per share, to be offered pursuant to the Share Option Plan.

Pursuant to the undertaking in Item 9 of the Registration Statement, the Company, by means of this Post-Effective Amendment No. 1, hereby terminates the Registration Statement and removes from registration all of the securities registered thereby which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 25th Day of May 2012.

MONTPELIER RE HOLDINGS LTD.

By:	/s/ Michael S. Paquette

Name:	Michael S. Paquette
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher L. Harris	President, Chief Executive Officer and Director	May 25, 2012

Christopher L. Harris	(Principal Executive Officer)

/s/ Michael S. Paquette	Executive Vice President and Chief Financial Officer	May 25, 2012

Michael S. Paquette	(Principal Accounting Officer and Principal Financial Officer)

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Signature	Title	Date

/s/ Anthony Taylor	Chairman	May 25, 2012

Anthony Taylor

/s/ John G. Bruton	Director	May 25, 2012

John. G. Bruton

/s/ Heinrich Burgi	Director	May 25, 2012

Heinrich Burgi

/s/ Thomas G. S. Busher	Deputy Chairman, Executive Vice President,	May 25, 2012
Chief Operating Officer and Director
Thomas G. S. Busher

/s/ John D. Collins	Director	May 25, 2012

John D. Collins

/s/ Morgan W. Davis	Director	May 25, 2012

Morgan W. Davis

/s/ Michael R. Eisenson	Director	May 25, 2012

Michael R. Eisenson

/s/ J. Roderick Heller III	Director	May 25, 2012

J. Roderick Heller III

	Director	May , 2012

John F. Shettle Jr.

/s/ Candace L. Straight	Director	May 25, 2012

Candace L. Straight

/s/ Ian Winchester	Director	May 25, 2012

Ian Winchester

AUTHORIZED REPRESENTATIVE

/s/ Candace L. Straight
Candace L. Straight

Director, as the duly authorized representative
of Montpelier Re Holdings Ltd. in the United States

Date: May 25, 2012

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